Exhibit 99.2

Social Media Content

@Wonder

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@Marc Lore

LinkedIn

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Blue Apron Holdings, Inc. (the “Company”) described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Wonder and its acquisition subsidiary will file with the Securities and Exchange Commission (“SEC”) upon commencement of the tender offer. The solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that Wonder Group, Inc. (“Wonder”) and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Wonder will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE TENDER OFFER MATERIALS, INCLUDING THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. The tender offer materials (including the offer to purchase and related letter of transmittal), as well as the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at (347) 719-4312 or e-mail at investor.relations@blueapron.com or on the Company’s website at www.investors.blueapron.com. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. In addition to an offer to purchase, a related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward Looking Statements

This communication includes statements concerning Basil Merger Corporation’s (“Purchaser”) proposed acquisition of the Company that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. These forward-looking statements speak only as of the date of this communication and are subject to a number of risks, uncertainties and assumptions including, without limitation, uncertainties as to the timing of the tender offer and the completion of the proposed acquisition of the Company; the risk that the proposed acquisition may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for the Company will be made; uncertainty regarding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, or the various closing conditions to the proposed acquisition may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Company’s common stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that stockholder litigation in connection with the proposed acquisition may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the transaction; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; and changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition. If one or more of these risks or uncertainties materialize, or if any of Wonder’s or Purchaser’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by Wonder or Purchaser in this communication speaks only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for Wonder or Purchaser to predict all of them. Wonder and Purchaser not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.